Exhibit 99.1

Tesco Corporation Reports Q3 2010 Results

For Immediate Release
Trading Symbol:
"TESO" on NASDAQ
November 8, 2010

Houston, Texas--Tesco Corporation ("TESCO" or the "Company") today reported net income for the quarter ended September 30, 2010 of $3.0 million or $0.08 per diluted share. This compares to net income of $0.4 million, or $0.01 per diluted share, for the third quarter of 2009, and a net income of $0.7 million, or $0.02 per diluted share, for the second quarter of 2010. Revenue was $93.1 million for the quarter ended September 30, 2010, compared to revenue of $72.6 million for the comparable period in 2009 and $85.4 million for the second quarter of 2010.

 Commentary

Julio Quintana, TESCO's Chief Executive Officer, commented "We are seeing continued momentum in most of our product lines which is translating into improved bottom line results.  We are particularly pleased with the recovery of our Top Drive segment.  Top Drive revenue was up approximately 15% from Q2 and operating margins improved to 26%.  Our Top Drive backlog has grown to 26 units at the end of the third quarter and stands at 25 units today.  We have also added 6 rental units since the beginning of the year.  With current market conditions and the momentum that we are seeing in the business today, we believe that TESCO is well positioned to deliver profitable growth for the remainder of the year and into 2011."

Summary of Results ( in millions of U.S. $)
	Quarter 3		Quarter 2	Nine months ended September 30,
	2010	2009	2010	2010	2009

Revenue:	(Unaudited)		(Unaudited)	(Unaudited)
Top Drives:
Sales	$19.9	$14.4	$17.9	$54.8	$70.9
Rental Services	28.5	20.0	24.8	77.5	61.7
Aftermarket Sales and Service	13.0	10.8	10.8	34.7	38.5
	61.4	45.2	53.5	167.0	171.1
Tubular Services :
Proprietary	23.1	20.2	24.9	73.8	71.1
Conventional	5.5	4.1	4.3	15.4	18.1
	28.6	24.3	29.2	89.2	89.2

CASING DRILLINGTM	3.1	3.1	2.7	8.3	10.9
Total Revenue	$93.1	$72.6	$85.4	$264.5	$271.2

Operating Income (Loss):
Top Drives	$15.9	$14.1	$13.0	$41.3	$41.2
Tubular Services	1.8	(1.4)	1.7	7.1	(0.9)
CASING DRILLINGTM	(2.8)	(3.1)	(2.9)	(8.6)	(9.3)
Research and Engineering	(2.3)	(2.1)	(2.0)	(5.9)	(6.5)
Corporate/Other	(8.0)	(5.1)	(8.6)	(25.1)	(25.4)
Total Operating Income (Loss)	$4.6	$2.4	$1.2	$8.8	$(0.9)

Net income	$3.0	$0.4	$0.7	$5.9	$3.7

Earnings per share (diluted)	$0.08	$0.01	$0.02	$0.15	$0.10

Adjusted EBITDA(a) (as defined)	$15.1	$10.5	$11.4	$40.1	$29.5

________________________
(a)	See explanation of Non-GAAP measure on page 5

Q3 2010 Financial and Operating Highlights

Top Drives Segment

●
Revenue from the Top Drive segment for Q3 2010 was $61.4 million, an increase of 15% from revenue of $53.5 million in Q2 2010, primarily due to an increase in Top Drive rental activities, an increase in the number of units sold during the current quarter, and increased after-market sales and services.  Revenue for Q3 2009 was $45.2 million.

o Top Drive sales for Q3 2010 included 18 units (16 new and 2 used), compared to 13 units (10 new and 3 used) sold in Q2 2010 and 13 units sold in Q3 2009 (10 new and 3 used).

o Operating days for the Top Drive rental fleet were 6,144 for Q3 2010 compared to 5,524 in Q2 2010 and 4,441 for Q3 2009.  The improvement from Q3 2009 was primarily due to a recovery in rental activity throughout our operating units, particularly in North America, Russia and Latin America.

o Revenue from after-market sales and service for Q3 2010 was $13.0 million, an increase of 20% from revenue of $10.8 million in both Q2 2010 and Q3 2009, primarily due to improved demand in North America.

●
Our Top Drive operating margins were 26% in Q3 2010, an increase from 24% in Q2 2010 and a decrease from 31% in Q3 2009.  The decrease from Q3 2009 is primarily due to pricing pressures in Asia-Pacific and North America as well as increased costs to enter new markets in Latin America and Russia.

●
At September 30, 2010, Top Drive backlog was 26 units, with a total value of $36.3 million, versus 22 units at June 30, 2010, with a total value of $28.5 million. This compares to a backlog of 3 units at September 30, 2009, with a total value of $4.8 million. Today, our backlog stands at 25 units.

Tubular Services Segment

●
Revenue from the Tubular Services segment for Q3 2010 was $28.6 million, a decrease of 2% from revenue of $29.2 million in Q2 2010.  Revenue was $24.3 million in Q3 2009.  Revenue increased from Q3 2009 due to increased demand from customers active in shale gas exploration and production in North America, partially offset by a decline in the North Sea region.  We performed a total of 770 proprietary casing running jobs in Q3 2010 compared to 783 in Q2 2010 and 683 in Q3 2009.  We remain focused on converting the market to running casing with our proprietary CDS™ technology.

●	Operating Income in the Tubular Services segment for Q3 2010 was $1.8 million, compared to income of $1.7 million in Q2 2010 and loss of $1.4 million in Q3 2009.

 CASING DRILLINGTM Segment

●	CASING DRILLINGTM revenue in Q3 2010 was $3.1 million compared to $2.7 million in Q2 2010 and the same as Q3 2009 of $3.1 million.
●
Operating loss of $2.8 million in our CASING DRILLINGTM segment for Q3 2010 was slightly lower from $2.9 million in Q2 2010 and from $3.1 million in Q3 2009. The improved performance in 2010 versus 2009 is due to cost saving and restructuring initiatives that occurred in 2009.

Other Segments and Expenses

●
Corporate costs for Q3 2010 were $8.0 million, compared to $8.6 million for Q2 2010 and $5.1 million in Q3 2009. Total selling, general and administrative costs in Q3 2010 were $11.4 million compared to $11.9 million in Q2 2010 and $6.8 million in Q3 2009.  The increase from Q3 2009 is due to increased cash and stock compensation expense of $1.2 million and increased legal fees of $1.1 million in Q3 2010.  Additionally, Q2 2009 was lower due to the collection of $1.0 million of accounts receivable previously recorded as bad debt.  Total corporate costs were slightly lower for the nine months ended September 30, 2010 compared to the same period in 2009.

●
Research and engineering costs for Q3 2010 of $2.3 million increased from $2.0 million in Q2 2010 and $2.1 million in Q3 2009 as we continue to invest in the development, commercialization and enhancements of our proprietary technologies.

●
Other income and expense, excluding net interest, was negligible in both Q3 2010 and Q2 2010, compared to expense of $1.1 million in Q3 2009.  The decrease in expense from Q3 2009 is primarily due to changing our functional currency in Canada from the Canadian dollar to the U.S. dollar, which has decreased our exposure to fluctuations in the Canadian dollar.

●	Our effective tax rate for Q3 2010 was 35% compared to Q2 2010 at 32% and 77% in Q3 2009.

Financial Condition

●
At September 30, 2010, cash and cash equivalents were $42.0 million, compared to $39.9 million at December 31, 2009.  During the first quarter of 2010, we paid the remaining $8.6 million of debt outstanding under our revolving credit facility and we remain debt-free at the end of Q3 2010.

●
Total capital expenditures were $9.2 million in Q3 2010, compared to $11.6 million in Q2 2010 and $0.9 million in Q3 2009.  We project our total capital expenditures for 2010 to be between $40 million and $45 million, based on current market conditions.

________________

Conference Call

The Company will conduct a conference call to discuss its results for the third quarter 2010 today (Monday, November 8, 2010) at 10:00 a.m. CST.  Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 18935751.  The conference call and all questions and answers will be recorded and made available until December 8, 2010. To listen to the recording, call (800) 642-1687 or (706) 645-9291 and enter conference ID 18935751. The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. TESCO CASING DRILLING® is a registered mark in the United States. CASING DRILLING® is a registered mark in Canada and CASING DRILLING™ is a trademark in the United States. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Bob Kayl (713) 359-7000
Tesco Corporation

Non-GAAP Measure - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 3		Quarter 2	Nine months ended September 30,
	2010	2009	2010	2010	2009
Net income under U.S. GAAP	$3.0	$0.4	$0.7	$5.9	$3.7
Income tax expense (benefit)	1.6	1.3	0.3	3.0	(6.8)
Depreciation and amortization	8.9	8.9	8.8	26.5	27.2
Interest expense, net	0.2	(0.4)	0.1	0.3	0.6
Stock compensation expense (non-cash)	1.4	0.3	1.5	4.4	3.0
Impairment of inventory and assets (non-cash)	––	––	––	––	1.8
Adjusted EBITDA	$15.1	$10.5	$11.4	$40.1	$29.5

Our management reports our financial statements in accordance with U.S. GAAP but evaluates our performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

▪
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

▪
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense and non-cash impairments) from our operating results; and

▪
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses Adjusted EBITDA:

▪
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

▪	as one method we use to evaluate potential acquisitions;
▪	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;
▪	to assess compliance with financial ratios and covenants included in our credit agreements; and
▪	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to "Part I, Item 1A – Risk Factors" in our annual report on Form 10-K filed for the year ended December 31, 2009 and "Part II, Item 1A – Risk Factors" in our quarterly report on Form 10-Q to be filed for the quarter ended September 30, 2010 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION
(in millions of U.S. Dollars, except earnings per share)

COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Revenue	$93.1	$72.6	$264.5	$271.2

Operating expenses
Cost of sales and services	74.8	61.3	215.8	231.7
Selling, general and administrative	11.4	6.8	34.0	33.9
Research and engineering	2.3	2.1	5.9	6.5
	88.5	70.2	255.7	272.1
Operating income	4.6	2.4	8.9	(0.9)
Interest expense, net	0.1	(0.4)	0.3	0.6
Other (income) expense, net	(0.1)	1.1	(0.4)	1.6
Income before income taxes	4.6	1.7	8.9	(3.1)
Income taxes	1.6	1.3	3.0	(6.8)
Net income	$3.0	$0.4	$5.9	$3.7

Earnings per share:
Basic	$0.08	$0.01	$0.16	$0.10
Diluted	$0.08	$0.01	$0.15	$0.10
Weighted average number of shares:
Basic	37,828	37,620	37,793	37,567
Diluted	38,678	38,348	38,679	38,446

CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$42.0	$39.9
Accounts receivable, net	66.9	54.0
Inventories	70.4	74.3
Other current assets	52.7	43.6
Current assets	232.0	211.8
Property, plant and equipment, net	177.2	183.0
Goodwill	29.4	29.4
Other assets	16.6	18.4
	$455.2	$442.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$20.0	$16.0
Accrued and other current liabilities	48.0	43.3
Current liabilities	68.0	59.3
Long-term debt	––	8.6
Deferred income taxes	13.7	12.5
Shareholders' equity	373.5	362.2
	$455.2	$442.6